EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (Registration Nos. 33-6425, 33-14984, 33-33602, 33-42345, 33-69650, 33-58515, 33-64901, 333-15641, 333-39151, 333-43969, 333-46187, 333-53793, 333-57381, 333-73159, 333-75241, 333-84095, 333-33888, 333-57990, 333-62320 and 333-104943) of SunGard Data Systems Inc. of our report dated March 3, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

March 15, 2005